UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2019, Cadence Bancorporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with U.S. Bank National Association (the “Lender”) providing for a $100 million unsecured revolving credit facility (the “Credit Facility”), which will mature on March 29, 2020. The Company intends to use any proceeds from the Credit Facility for general corporate purposes. Although the Credit Facility is unsecured, the Company has agreed not to sell, pledge or transfer any part of its right, title or interest in its subsidiary bank, Cadence Bank, N.A. (“Cadence Bank”) while the Credit Agreement is in place.

Advances under the Credit Agreement (the “Advances”) will bear interest at a rate equal to one-month LIBOR plus 1.50% per annum, adjusted on a monthly basis. The Company is required to pay the Lender a facility fee equal to 0.05% of the total amount of the Credit Facility and a commitment fee, payable quarterly, equal to 0.25% per annum of the average daily unused portion of the commitment for such quarter.

The Credit Facility includes customary representations, warranties, covenants and events of default, including without limitation, a covenant that the Company and Cadence Bank remain “well capitalized” under applicable regulations and financial covenants with respect to liquidity, the total risk-based capital ratio, the ratio of non-performing assets to tangible capital and the return on average assets ratio. Upon an event of default, the Lender has the right to declare all outstanding Advances to be immediately due and payable and to terminate the Lender’s obligations to extend credit under the Credit Agreement.

As of the date of this current report on Form 8-K, there are no outstanding Advances under the Credit Facility.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by the complete terms of the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01, above, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 29, 2019, by and between Cadence Bancorporation and U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: April 2, 2019	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel